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                          	 Diamond Hill
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                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
ANNOUNCES ADDITIONAL INFORMATION REGARDING SPECIAL DIVIDEND


Columbus, Ohio - December 21, 2012 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today confirmed the payment of its special dividend of $8.00 per share. The Company estimates that between $4.75 and $5.25 of the special dividend will be characterized as qualified dividend income, with the balance characterized as return of capital. The Company expects to finalize the tax characterization of the dividend in late January 2013.

About Diamond Hill:
Diamond Hill is an independent investment management firm with significant employee ownership and $9.7 billion in assets under management as of September 30, 2012. The firm provides investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds. Diamond Hill's entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and the firm's interests are firmly aligned with its clients through significant investment in its strategies. For more information on Diamond Hill, visit www.diamond-hill.com.


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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363